UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

HARRISON, VICKERS & WATERMAN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-162072	26-2883037
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1669 Thomaston Ave, Suite 1

Waterbury, CT 06704-1098

(Address of principal executive offices)

51st Street, #219

New York, NY 10022

(Address of former executive offices)

516-410-0767

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2479.374a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2479.374d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2479.373e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2018, the Company entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) with NJ Battery Energy Storage Project 1, LLC, its Members, and various securities holders of the Company, under which the Company purchased approximately 80% of the LLC Membership Interest of NJ Battery Energy Storage Project 1, LLC in exchange for the issuance of 100,000 Shares of newly issued Series C Convertible Preferred Stock in the form of the Certificate of Designation filed with the Nevada Secretary of State on November 1, 2018.

The Securities Exchange Agreement contains customary terms and conditions for agreements of this type. A copy of the Securities Exchange Agreement is attached hereto as Exhibit 10.1. The description of the Securities Exchange Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

Each share of Series C Preferred Stock shall be convertible into 40,000 shares of Common Stock ("Conversion Ratio"), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock; provided that, for a period of twenty for (24) months from the Issuance Date, if the Company issues shares of common stock (or securities, including any derivative securities, containing the right to purchase, exercise or convert into shares of common stock) (the "Dilution Shares") such that the outstanding number of shares of common stock on a fully diluted basis shall be greater than five billion (5,000,000,000) shares (inclusive of conversions of Series C Preferred Stock at the Conversion Ratio immediately above), then the Conversion Ratio for the Series C Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted to equal the Conversion Ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the Dilution Shares, and the denominator shall be five billion (5,000,000,000). Example: Company issues securities representing 1,000,000,000 Dilution Shares, then the Conversion Ratio shall equal [40,000 x 6BB/5BB (or 1.2) = 48,000]. A Holder shall effect a conversion by surrendering to the Company the original certificate or certificates representing the shares of Series C Preferred Stock to be converted to the Company, together with a completed form of conversion notice attached hereto as Exhibit B (the "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Series C Preferred Stock to be converted, the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice (the "Conversion Date"), and the Conversion Price determined as specified in Section 5(c) hereof. If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is delivered pursuant to this Section 5(a). Subject to Section 5(b) hereof, each Conversion Notice, once given, shall be irrevocable.

The Series C Convertible Preferred Stock is in the form of the Certificate of Designation attached hereto as Exhibit 2.2. The description of the Certificate of Designation herein is qualified by the terms of the full text of the Certificate of Designation attached hereto and the terms thereof are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Under the terms of the Securities Exchange Agreement, the Company purchased 80% of the LLC Membership Interest of NJ Battery Energy Storage Project 1, LLC for the issuance of 100,000 Shares of Series C Convertible Preferred Stock.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. As previously detailed in Item 1.01 above, the issuance of 100,000 shares of Series C Convertible Preferred Stock constitutes an unregistered sale of equity securities pursuant to Section 4(a)(2) of the Securities Act of 1933. The Series C Convertible Preferred Stock issued by the Company were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

Item 5.01 Changes in Control of Registrant.

The information contained in Item 1.01 is incorporated herein by reference. As further described below in Item 5.02, Mr. Christopher C. Harrison was appointed as CEO of the Company effective October 24, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 24, 2018 Jeffrey Canouse resigned from all officer positions with the Company and resigned as Director, and Chairman of the Board. The Company did not have any committees, and therefore Mr. Canouse never served on any committees. Mr. Canouse did not resign as a result of any disagreement with the Company. His resignation letter is attached hereto and incorporated herein as Exhibit 10.2.

In connection with the aforementioned purchase of 80% of the LLC Membership Interest of NJ Battery Energy Storage Project 1, LLC, Mr. Christopher C. Harrison was appointed Chairman of the Board, and the Board appointed him to the following officer and director positions:

Name	Age	Position(s)
Christopher C. Harrison	59	CEO, President, CFO, Director, Chairman

Christopher C. Harrison- Chief Executive Officer, President, CFO, Director, Chairman of the Board

Christopher C. Harrison, Age 59, recently appointed as Chief Executive Officer of Harrison, Vickers & Waterman, Inc. brings over thirty-five years of experience in sales, marketing, strategy and leadership in the media/publishing and waste and consulting businesses. Mr. Harrison is a business development leader and results oriented manager who has worked with senior level executives while serving customers in the waste, power, industrial, retail, consumer goods, durable goods, and technology markets. Mr. Harrison has a solid track record of increasing market share, revenue and profit. As a sales executive and Associate Publisher at Lebhar-Friedman Inc. between 1984 and 1996 he consistently led the company in total sales, percentage over quota, and market share within the company and compared with competitors. Between 1996 and 1999 served as V.P Sales and Marketing with Snyder Communications and V.P. Group Publisher at Fairchild Publications, a division of Capital Cities and Disney. From 1999-2004 Mr. Harrison served as Executive Vice President of Sales and Marketing at Oakleaf Waste Management, LLC and was part of the executive team that propelled the company to become one of the fastest growing waste management companies in North America by increasing annual sales from $3 million to $180 million over a five year period. During that time Oakleaf was ranked four consecutive years in the top 500 fastest growing private companies in the U.S.A. over the previous five years by INC. Magazine. From 2004 to 2018 he has served as a business development consultant with companies in the technology, power and commodities industries. Mr. Harrison graduated from Marist College in 1982.

Mr. Isaac Onn continues to serve on the Company’s Board of Directors, along with Mr. Harrison.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2018, the Company filed the Series C Preferred Stock Certificate of Designation with the Secretary of State of Nevada setting forth the rights and preferences of the Series C Preferred Stock.

Item 9.01 Exhibits.

(d)Exhibits.

Exhibit No.	Description
2.1	Certificate of Designation for Series C Convertible Preferred Stock dated November 1, 2018
2.2	Written Board Consent Appointing New Officer and Director dated October 24, 2018
10.1	Securities Exchange Agreement dated October 24, 2018
10.2	Resignation Letter of Jeffrey Canouse dated November 1, 2018

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARRISON, VICKERS & WATERMAN, INC.

Date: November 7, 2018	/s/ Christopher C. Harrison
By:	Christopher C. Harrison Chief Executive Officer